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As filed with the Securities and Exchange Commission on October 11, 2013

Registration No. 333 — 191213

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

voxeljet AG
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Federal Republic of Germany	3555	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Paul-Lenz Straße 1b 86316 Friedberg, Germany (49) 821 7483 100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Corporation Service Company 1090 Vermont Avenue N.W. Washington, DC 20005 (800) 927-9800 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David S. Rosenthal, Esq. Berthold A. Hummel, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500	William F. Schwitter, Esq. Paul Hastings LLP 75 East 55th Street New York, NY 10022 (212) 318-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 2 to Form F-1 is being filed solely for the purpose of filing certain exhibits to the Registration Statement on Form F-1. No change is being made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, such prospectus and Items 6, 7 and 9 of Part II have not been included herein.

 PART II    INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 8.    Exhibits and Financial Statement Schedule

Exhibit Number		Description of Exhibit
1.1		Form of Underwriting Agreement
3.1		Articles of Association of voxeljet AG
3.2	*	Rules of Procedure of the Supervisory Board of voxeljet AG
3.3	*	Rules of Procedure of the Management Board of voxeljet AG
4.1		Form of specimen of ordinary registered share certificate and English translation
4.2	*	Form of Deposit Agreement
4.3	*	Form of American Depositary Receipt (included in Exhibit 4.2)
4.4	*	Shareholders' Agreement among voxeljet AG and its shareholders, dated July 2, 2013
5.1		Opinion of Dechert LLP
8.1		Opinion of Dechert LLP as to U.S. tax matters
8.2		Opinion of Dechert LLP as to German tax matters
10.1	*	Lease Agreement between Deuter GmbH and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated October 19, 2012 (English translation)
10.2	*	Addendum to the Lease Agreement of October 19, 2012 between Deuter GmbH and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated October 19, 2012 (English translation)
10.3	*†	Patent Cross-Licensing Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and BEGO Medical GmbH, dated August 21, 2012 (English translation)
10.4	*†	Nonexclusive Patent License and Sublicense Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated August 16, 2004
10.5	*	First Amendment to the Nonexclusive Patent License Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated March 31, 2011
10.6	*†	Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Generis GmbH) and The ExOne Company(formerly known as Extrude Hone GmbH) , dated June 27, 2003
10.7	*†	Amendment to Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and Prometal RCT GmbH, dated July 14, 2009
23.1		Consent of Dechert LLP (included in Exhibits 5.1, 8.1 and 8.2)
23.2	*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft
24.1	*	Powers of Attorney (included on the signature page)

*
Previously filed.

†
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Friedberg, Germany on the 11th day of October, 2013.

VOXELJET AG
By:	/s/ DR. INGO EDERER
Name:	Dr. Ingo Ederer
Title:	Chief Executive Officer

Pursuant to the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature		Date

/s/ DR. INGO EDERER Dr. Ingo Ederer		Chief Executive Officer and Member of the Management Board (Principal Executive Officer)	October 11, 2013
/s/ RUDOLF FRANZ Rudolf Franz		Chief Financial Officer and Member of the Management Board (Principal Financial Officer and Principal Accounting Officer)	October 11, 2013
* Prof. Dr. Joachim Heinzl		Member of Supervisory Board	October 11, 2013
* Peter Nietzer		Member of Supervisory Board	October 11, 2013
* Dr. Stefan Söhn		Member of Supervisory Board	October 11, 2013
*By:	/s/ RUDOLF FRANZ Rudolf Franz Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the United States Securities Act of 1933, as amended, the undersigned, the registrant's duly authorized representative in the United States has signed this Registration Statement in New York, New York on the 11th day of October, 2013.

LAW DEBENTURE CORPORATE SERVICES INC.
/s/ AMY SEGLER Name: Amy Segler Title: Service of Process Officer

 EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1		Form of Underwriting Agreement
3.1		Articles of Association of voxeljet AG
3.2	*	Rules of Procedure of the Supervisory Board of voxeljet AG
3.3	*	Rules of Procedure of the Management Board of voxeljet AG
4.1		Form of specimen of ordinary registered share certificate and English translation
4.2	*	Form of Deposit Agreement
4.3	*	Form of American Depositary Receipt (included in Exhibit 4.2)
4.4	*	Shareholders' Agreement among voxeljet AG and its shareholders, dated July 2, 2013
5.1		Opinion of Dechert LLP
8.1		Opinion of Dechert LLP as to U.S. tax matters
8.2		Opinion of Dechert LLP as to German tax matters
10.1	*	Lease Agreement between Deuter GmbH and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated October 19, 2012 (English translation)
10.2	*	Addendum to the Lease Agreement of October 19, 2012 between Deuter GmbH and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated October 19, 2012 (English translation)
10.3	*†	Patent Cross-Licensing Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and BEGO Medical GmbH, dated August 21, 2012 (English translation)
10.4	*†	Nonexclusive Patent License and Sublicense Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated August 16, 2004
10.5	*	First Amendment to the Nonexclusive Patent License Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated March 31, 2011
10.6	*†	Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Generis GmbH) and The ExOne Company(formerly known as Extrude Hone GmbH) , dated June 27, 2003
10.7	*†	Amendment to Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and Prometal RCT GmbH, dated July 14, 2009
23.1		Consent of Dechert LLP (included in Exhibits 5.1, 8.1 and 8.2)
23.2	*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft
24.1	*	Powers of Attorney (included on the signature page)

*
Previously filed.

†
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS.
  Item 8. Exhibits and Financial Statement Schedule
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EXHIBIT INDEX